Exhibit 2.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Agreement No. 1 to Asset Purchase Agreement (this “Amendment”) is made as of this August 12, 2008 by and among Independence Lead Mines Company, an Arizona corporation (“Independence”), Hecla Mining Company, a Delaware corporation (“Hecla”) and Hecla Merger Company, a Delaware corporation (“Buyer”), each of whom is referred to as a “Party,” and collectively, the “Parties.”

Recitals

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated as of February 12, 2008 (the “Purchase Agreement”);

WHEREAS, the Parties now desire to extend the termination date under Section 8.1(ii) of the Purchase Agreement;

Agreements

NOW, THEREFORE, BE IT RESOLVED, that the Parties agree, and the Purchase Agreement is hereby amended, as follows:

1. Amendment. Section 8.1(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

“(ii) if the Asset Sale shall not have been consummated by December 15, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party if any action of such Party or the failure by any Party to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Asset Sale and the other transactions contemplated by this Agreement to be consummated on or before the Termination Date; or”

2. Effect of Amendment. Except as otherwise specifically set forth in this Amendment, the provisions of the Purchase Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same instrument.

[**SIGNATURE PAGE FOLLOWS**]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on as of the date first above written.

INDEPENDENCE LEAD MINES COMPANY

By:	/s/ Bernard C. Lannen
Name:	Bernard C. Lannen
Title:	President

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Senior Vice President

HECLA MERGER COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Vice President